EXHIBIT 23.1
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                  CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,000,000 shares of beneficial interest pertaining to the Banyan Strategic Realty Trust 1997 Omnibus Stock and Incentive Plan of our report dated February 9, 1998 with respect to the consolidated financial statements of Banyan Strategic Realty Trust included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





                            /s/ ERNST & YOUNG LLP

Chicago, Illinois
April 1, 1998